Exhibit 4.1
SUPPLEMENTAL INDENTURE
          This Supplemental Indenture, dated as of May 17, 2006 (this “Supplemental Indenture” or “Guarantee”), among the subsidiary guarantors named in Annex A hereto (the “Guarantors”), Manor Care, Inc. (together with its successors and assigns, the “Company”), each other then existing Subsidiary Guarantor under the Indenture referred to below, and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as Trustee under the Indenture referred to below.
W I T N E S S E T H:
          WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 1, 2005 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $400.0 million of 2.125% Convertible Senior Notes due 2035 of the Company (the “Securities”);
          WHEREAS, Section 3.3 of the Indenture provides that the Company is required to cause each Subsidiary (other than a Subsidiary that does not Guarantee obligations under the Senior Credit Obligations, the 2006 Notes, the 2008 Notes, the 2013 Notes or the 2023 Notes) created or acquired by the Company or one or more of its Subsidiaries or any Subsidiary that Guarantees the payment of Debt of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of and interest and Additional Interest, if any, on the Securities on a senior basis; and
          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder, to add to the covenants of the Company for the benefit of the Holders and to add Guarantees with respect to the Securities;
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
ARTICLE I
Definitions
               SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
Amendments to Indenture
               SECTION 2.1. Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
               SECTION 2.2. Guarantee. The Guarantor fully, unconditionally and irrevocably Guarantees to each Holder of the Securities and the Trustee the Obligations pursuant to Article X of the Indenture on a senior basis.
               SECTION 2.3. Amendment. Section 12.2(f) of the Indenture is hereby amended by inserting the phrase “(but without giving effect to the Fundamental Change 105% Exception)” immediately following the word “Change” in the third line thereof.
ARTICLE III
Miscellaneous
               SECTION 3.1. Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.
               SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
               SECTION 3.3. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
               SECTION 3.4. Severability Clause In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
               SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

               SECTION 3.6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
               SECTION 3.7. Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AMERICAN REHABILITATION GROUP, INC.
COMMONWEALTH PHYSICAL THERAPY AND REHABILITATION, INC.
MANOR CARE OF FLORIDA, INC.,
as Guarantors

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:
Title:

MANOR CARE, INC.

By:

Name: Richard A. Parr
Title: Vice President and General Counsel

Each SUBSIDIARY GUARANTOR named in Annex B hereto

By:

Name: Richard A. Parr
Title: Attorney-in-Fact

ANNEX A
AMERICAN REHABILITATION GROUP, INC.
COMMONWEALTH PHYSICAL THERAPY AND REHABILITATION, INC.
MANOR CARE OF FLORIDA, INC.

ANNEX B
AMERICAN HOSPITAL BUILDING CORPORATION
AMERICANA HEALTHCARE CENTER OF PALOS TOWNSHIP, INC.
AMERICANA HEALTHCARE CORPORATION OF GEORGIA
ANCILLARY SERVICES MANAGEMENT, INC.
ANCILLARY SERVICES, LLC
ANNANDALE ARDEN, LLC
BAILY NURSING HOME, INC.
BAINBRIDGE ARDEN, LLC
BATH ARDEN, LLC
BINGHAM FARMS ARDEN, LLC
BIRCHWOOD MANOR, INC.
BOOTH LIMITED PARTNERSHIP
CANTERBURY VILLAGE, INC.
CHARLES MANOR, INC.
CHESAPEAKE MANOR, INC.
CLAIRE BRIDGE OF ANDERSON, LLC
CLAIRE BRIDGE OF AUSTIN, LLC
CLAIRE BRIDGE OF KENWOOD, LLC
CLAIRE BRIDGE OF SAN ANTONIO, LLC
CLAIRE BRIDGE OF SUSQUEHANNA, LLC
CLAIRE BRIDGE OF WARMINSTER, LLC
COLEWOOD LIMITED PARTNERSHIP
COLONIE ARDEN, LLC
CRESTVIEW HILLS ARDEN, LLC
DEKALB HEALTHCARE CORPORATION
DEVON MANOR CORPORATION
DISTCO, INC.
DIVERSIFIED REHABILITATION SERVICES, INC.
DONAHOE MANOR, INC.
EAST MICHIGAN CARE CORPORATION
EXECUTIVE ADVERTISING, INC.
EYE-Q NETWORK, INC.
FIRST LOUISVILLE ARDEN, LLC
FOUR SEASONS NURSING CENTERS, INC.
FRESNO ARDEN, LLC
GENEVA ARDEN, LLC
GEORGIAN BLOOMFIELD, INC.
GREENVIEW MANOR, INC.
HANOVER ARDEN, LLC
HCR HOME HEALTH CARE AND HOSPICE, INC.
HCR INFORMATION CORPORATION
HCR MANOR CARE SERVICES, INC. (f/k/a Heartland Care Partners, Inc.)
HCR MANORCARE MEDICAL SERVICES OF FLORIDA, INC.
HCR PHYSICIAN MANAGEMENT SERVICES, INC.
HCR REHABILITATION CORP.

HCRA OF TEXAS, INC.
HCRC INC.
HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA
HEARTLAND CARE, LLC
HEARTLAND EMPLOYMENT SERVICES, LLC
HEARTLAND HOME CARE, INC.
HEARTLAND HOME HEALTH CARE SERVICES, INC.
HEARTLAND HOSPICE SERVICES, INC.
HEARTLAND INFORMATION SERVICES, INC. (f/k/a Heartland Medical Information Services, Inc.)
HEARTLAND MANAGEMENT SERVICES, INC.
HEARTLAND REHABILITATION SERVICES OF FLORIDA, INC.
HEARTLAND REHABILITATION SERVICES OF NEW JERSEY, INC.
HEARTLAND REHABILITATION SERVICES OF VIRGINIA, INC.
HEARTLAND REHABILITATION SERVICES, INC.
HEARTLAND SERVICES CORP.
HEARTLAND THERAPY PROVIDER NETWORK, INC.
HGCC OF ALLENTOWN, INC.
IN HOME HEALTH, INC.
INDUSTRIAL WASTES, INC.
IONIA MANOR, INC.
JACKSONVILLE HEALTHCARE CORPORATION
JEFFERSON ARDEN, LLC
KENWOOD ARDEN, LLC
KNOLLVIEW MANOR, INC.
LEADER NURSING AND REHABILITATION CENTER OF BETHEL PARK, INC.
LEADER NURSING AND REHABILITATION CENTER OF GLOUCESTER, INC.
LEADER NURSING AND REHABILITATION CENTER OF SCOTT TOWNSHIP, INC.
LEADER NURSING AND REHABILITATION CENTER OF VIRGINIA INC.
LINCOLN HEALTH CARE, INC.
LIVONIA ARDEN, LLC
MANOR CARE AVIATION, INC.
MANOR CARE OF AKRON, INC.
MANOR CARE OF AMERICA, INC
MANOR CARE OF ARIZONA, INC.
MANOR CARE OF ARLINGTON, INC.
MANOR CARE OF CANTON, INC.
MANOR CARE OF CHARLESTON, INC.
MANOR CARE OF CINCINNATI, INC.
MANOR CARE OF COLUMBIA, INC.
MANOR CARE OF DARIEN, INC.
MANOR CARE OF DELAWARE COUNTY, INC.
MANOR CARE OF HINSDALE, INC.
MANOR CARE OF KANSAS, INC.
MANOR CARE OF KINGSTON COURT, INC.
MANOR CARE OF LARGO, INC.

MANOR CARE OF LEXINGTON, INC.
MANOR CARE OF MEADOW PARK, INC.
MANOR CARE OF MIAMISBURG, INC
MANOR CARE OF NORTH OLMSTED, INC.
MANOR CARE OF PINEHURST, INC.
MANOR CARE OF ROLLING MEADOWS, INC.
MANOR CARE OF ROSSVILLE, INC.
MANOR CARE OF WILLOUGHBY, INC.
MANOR CARE OF WILMINGTON, INC.
MANOR CARE OF YORK (NORTH), INC.
MANOR CARE OF YORK (SOUTH), INC.
MANOR CARE SUPPLY COMPANY
MANORCARE HEALTH SERVICES OF NORTHHAMPTON COUNTY, INC.
MANORCARE HEALTH SERVICES OF OKLAHOMA, INC.
MANORCARE HEALTH SERVICES OF VIRGINIA, INC.
MANORCARE HEALTH SERVICES, INC.
MARINA VIEW MANOR, INC.
MEDI-SPEECH SERVICE, INC.
MEMPHIS ARDEN, LLC
MILESTONE HEALTH SYSTEMS, INC.
MILESTONE HEALTHCARE, INC.
MILESTONE REHABILITATION SERVICES, INC.
MILESTONE STAFFING SERVICES, INC.
MILESTONE THERAPY SERVICES, INC.
MNR FINANCE CORP.
NAPA ARDEN, LLC
PEAK REHABILITATION, INC.
PERRYSBURG PHYSICAL THERAPY, INC
PNEUMATIC CONCRETE, INC.
PORTFOLIO ONE, INC.
REHABILITATION ADMINISTRATION CORPORATION
REINBOLT & BURKAM, INC.
RICHARDS HEALTHCARE, INC.
RIDGEVIEW MANOR, INC.
ROANOKE ARDEN, LLC
ROLAND PARK NURSING CENTER, INC.
RVA MANAGEMENT SERVICES, INC.
SAN ANTONIO ARDEN, LLC
SILVER SPRING — WHEATON NURSING HOME, INC.
SILVER SPRING ARDEN, LLC
SPRINGHILL MANOR, INC.
STEWALL CORPORATION
STRATFORD MANOR, INC.
STUTEX CORP.
SUN VALLEY MANOR, INC.
SUSQUEHANNA ARDEN LLC

TAMPA ARDEN, LLC
THE NIGHTINGALE NURSING HOME, INC.
THERASPORT PHYSICAL THERAPY, INC.
THREE RIVERS MANOR, INC.
TOTALCARE CLINICAL LABORATORIES, INC.
TUSCAWILLA ARDEN, LLC
WALL ARDEN, LLC
WARMINSTER ARDEN LLC
WASHTENAW HILLS MANOR, INC.
WHITEHALL MANOR, INC.
WILLIAMSVILLE ARDEN, LLC